Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mohawk Industries, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
Atlanta, Georgia
August 4, 2017